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                                                                    Exhibit 11.1

                               TRIUMPH GROUP, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
               FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                 Years ended March 31,
                                                                      -------------------------------------------
                                                                          1995            1996            1997
                                                                      -----------     -----------     -----------
SUPPLEMENTAL EARNINGS PER SHARE:

Weighted Average Number of Outstanding Common Shares                    5,850,455       5,850,455       5,804,960
Weighted Average Number of Shares Issued During Period                         --              --       1,283,583
Dilutive Effect of Outstanding Warrant                                    649,995         649,995         649,995
Dilutive Effect of 1996 Stock Options Issued                                                               28,782
Dilutive Effect of Options Issued Within One Year of Filing
      At a Price Below the Estimated IPO Price                             36,334          36,334          14,259
Dilutive Effect of the Conversion of the Minority
      Interest in Triumph Controls, Inc.                                   38,530          38,530           5,789
Conversion of Redeemable Preferred Stock                                  225,128         259,564         281,318
Conversion of 14% Junior Subordinated Promissory Notes                    467,263         534,089         579,395
                                                                      -----------     -----------     -----------
Adjusted Weighted Average Number of Outstanding Common
      Shares and Common Share Equivalents                               7,267,705       7,368,967       8,648,081
                                                                      ===========     ===========     ===========

Income From Continuing Operations, Before Extraordinary Loss          $     4,364     $     5,194     $    12,555
      Interest related to 14% Junior Subordinated Promissory Notes            993           1,146             741
      Income Tax Effect                                                      (397)           (458)           (296)
                                                                      -----------     -----------     -----------
Earnings on Common Shares from Continuing Operations,                       4,960           5,882          13,000
      Before Extraordinary Loss
Extraordinary Loss                                                             --              --          (1,478)
(Loss)/Earnings on Common Shares from Discontinued Operations              (2,852)          4,496              --
                                                                      -----------     -----------     -----------
Earnings on Common Shares                                             $     2,108     $    10,378     $    11,522
                                                                      ===========     ===========     ===========
Adjusted Earnings per Common Share
      Continuing Operations, Before Extraordinary Loss                $     0.682     $     0.798     $     1.503
      Extraordinary Loss                                                       --              --          (0.171)
      Discontinued Operations                                              (0.392)          0.610              --
                                                                      -----------     -----------     -----------
      Total                                                           $     0.290     $     1.408     $     1.332
                                                                      ===========     ===========     ===========
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